Exhibit 99.1
NOTICE OF SETTLEMENT OF DERIVATIVE ACTION
TO: ALL CURRENT SHAREHOLDERS OF APOLLO GROUP, INC. (“APOLLO” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 22, 2010. PLEASE NOTE THAT THE ACTION DESCRIBED BELOW IS NOT A “CLASS ACTION” AND NO INDIVIDUAL APOLLO STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.
PLEASE TAKE NOTICE that the shareholder derivative action captioned Barnett v. Blair et al., Maricopa County (Arizona) Superior Court Case No. CV2006-051558 (the “Action”) is being settled and the parties have entered into a Stipulation of Settlement dated March 22, 2010 (the Stipulation”). The terms of the proposed settlement of the Action (the “Settlement”) are set forth in the Stipulation. This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. The terms of the Settlement set forth in the Stipulation include: (i) adoption by Apollo and The University of Phoenix (the “University”), a wholly-owned subsidiary of Apollo, corporate governance reforms, including measures that relate to and address many of the underlying issues in the Action, including, but not limited to, policies and procedures concerning employee compensation and the creation of senior officer positions responsible for oversight over corporate compliance and employee compensation; and (ii) Apollo’s payment of Plaintiffs Counsel’s attorney fees and expenses in the amount of $990,000.
IF YOU ARE A CURRENT OWNER OF APOLLO COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
On July 12, 2010 at 11:00 a.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of Arizona in and for the County of Maricopa, Central Court Building, 201 W. Jefferson, Phoenix, Arizona 85003, to determine: (i) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; and (ii) whether the above-entitled action should be dismissed on the merits and with prejudice.
Any shareholder of Apollo that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record as of March 22, 2010. Any shareholder of Apollo who satisfies this requirement may enter an appearance through counsel of such member’s own choosing and at such member’s own expense or may appear on their own. However, no shareholder of Apollo shall be heard at the Settlement Hearing unless, no later than fourteen (14) days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiff’s Counsel and counsel for nominal defendant Apollo a written notice of objection, their grounds for objecting to the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Apollo. Only shareholders who have filed and delivered validly and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before June 28, 2010 with service on the following parties:
BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
Robin Winchester
Counsel for Plaintiff
280 King of Prussia Road
Radnor, PA 19087
SNELL & WILMER LLP
Joel P. Hoxie
Counsel for Apollo
400 East Van Buren
Phoenix, AZ 85004
Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, to any Judgment entered thereon, to the attorneys’ fees and expenses, or to otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Current Apollo Shareholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court. Current Apollo Shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
This Notice describing the Action was published as a Company Current Report on Form 8-K on May 26, 2010, and filed with the United States Securities and Exchange Commission (the “SEC”) on that date. You may obtain a copy of this Notice by referring to the SEC’s website at http://www.sec.gov.
Inquiries may be made to Plaintiff’s Counsel: Robin Winchester, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; phone 610-667-7706.